Exhibit 10.10

EXECUTION VERSION

CONFIDENTIAL

HOLDBACK AGREEMENT

This HOLDBACK AGREEMENT (this “Agreement”), dated as of July 29, 2021, is made and entered into by and among Il Makiage Cosmetics (2013) Ltd., a limited liability company incorporated under the laws of the State of Israel (“Purchaser”) and Niv Price (“Shareholder”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Purchaser, Voyage81 Ltd., an Israeli company (the “Company”), Nathaniel Jaret, solely in his capacity as the representative of the selling shareholders of the Company, and the Executing Shareholders have entered into that certain Share Purchase Agreement dated July 9, 2021 (the “Purchase Agreement”), pursuant to which, among other things, the Shareholders of the Company will sell all of the Purchase Shares to Purchaser, and Purchaser will acquire all of the Purchase Shares from such Shareholders and the Company will become a wholly-owned subsidiary of Purchaser;

WHEREAS, as of the date hereof, the Shareholder owns beneficially and of record, all shares of Company and/or Company Options set forth under his name on the signature page hereto (the “Securities”);

WHEREAS, as a condition and inducement to Purchaser entering into the Purchase Agreement and as a condition to the consummation of the purchase of the Purchase Shares and the other transactions contemplated by the Purchase Agreement, Shareholder is executing and delivering this Agreement and is agreeing to be bound hereby; and

WHEREAS, this Agreement and the obligations contained herein are subject to and contingent upon the Closing of the Purchase Agreement, and this Agreement is entered into in order to ensure that Purchaser receives the benefits under the Purchase Agreement.

NOW THEREFORE, in consideration of the premises, covenants and representations set forth herein, and for other good and valuable consideration payable in accordance with, and subject to the terms of the Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

COVENANTS OF SHAREHOLDER

1.1	Holdback.

(a)          Holdback Amount. Notwithstanding anything set forth in the Purchase Agreement to the contrary, Shareholder hereby agrees and acknowledges that, in accordance with Section 2.3 of the Purchase Agreement Purchaser shall withhold from Shareholder his respective Retained Seller Holdback Amount (the “Holdback Amount”). The Holdback Amount shall be retained by Purchaser in accordance with this Agreement and the Purchase Agreement.

(b)	Treatment of the Holdback Amount.

(i)         The Holdback Amount shall be paid by Purchaser, or Purchaser shall cause to be paid, to the Paying Agent by wire transfer of immediately available funds to an account designated in the Paying Agent Agreement, as follows: (i) an amount equal to fifty percent (50%) of the Holdback Amount (being as of the Agreement date US$814,509.50, subject to adjustment, if any, pursuant to the Purchase Agreement) on the second (2ndt) anniversary of the Closing Date; and (ii) an amount equal to the remaining fifty percent (50%) of the Holdback Amount (being as of the Agreement date US$814,509.50, subject to adjustment, if any, pursuant to the Purchase Agreement) on the third (3rd) anniversary of the Closing Date (each such date in clauses (i) and (ii) to be referred to as the “Release Date”). Other than as explicitly set forth herein, in the Purchase Agreement or any other Transaction Document to which the Shareholder is a party, there shall be no requirements to receiving the Holdback Amount on the dates set forth above (and for the avoidance of any doubt, is NOT contingent upon continuation of employment or provision of services).

(c)          Withholding. In accordance with the Purchase Agreement and the Paying Agent Agreement, there shall be no withholding of any Taxes on the payment by the Purchaser to the Paying Agent of the Holdback Amount.

(d)          Interest. No interest shall be paid with respect to the Holdback Amount.

ARTICLE II

ESCROW

2.1          Notwithstanding anything to the herein, Shareholder’s respective portion of the Heldback Escrow shall be treated and released also in accordance with the Escrow Agreement as if such amount was part of the Escrow Fund, for as long as the Escrow Fund has not been fully released by the Escrow Agent. Upon such time as the Escrow Fund, in whole or in part, is released from escrow, the Heldback Escrow (or applicable portion thereof) shall not be subject to the Escrow Agreement and only to the provisions set forth herein, in the Purchase Agreement or in any other Transaction Document to which the Shareholder is a party.

ARTICLE III

MISCELLANEOUS

3.1          Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions and specific performance to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, without bond or other security being required, this being in addition to any other remedy to which they are entitled at Law.

3.2          Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Israel, without giving effect to principles of conflicts of laws thereof. The courts located in Tel Aviv, Israel, shall have exclusive jurisdiction over any dispute between the Parties in relation thereto.

3.3          Entire Agreement; Amendments and Waivers. Except for the Purchase Agreement and the other Transaction Documents, this Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement, signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.4          No Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

3.5          Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given (a) when delivered or sent if delivered in person or by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the third (3rd) Business Day after dispatch by registered certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

(a)          If to Purchaser, then as provided for in Section 11.1 of the Purchase Agreement; and

(b)          If to Shareholder, then to the address set forth on Shareholder’s signature page hereto.

3.6          Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner in order that the transactions contemplated hereby are fulfilled to the extent possible.

3.7          No Assignments; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of any other party hereto, except that Purchaser may assign, in its sole discretion, any of or all of its rights, interests and obligations under this Agreement to one (1) or more of its Affiliates, but no such assignment shall relieve Purchaser of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section  3.7 shall be null and void.

3.8          Acknowledgment. SHAREHOLDER HAS READ AND FULLY UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THE PURCHASE AGREEMENT AND AGREES TO ABIDE BY THE TERMS AND CONDITIONS HEREOF AND THEREOF. SHAREHOLDER HAD SUFFICIENT TIME TO CONSIDER THIS AGREEMENT AND PURCHASER AGREEMENT AND CONSULT WITH AN ATTORNEY, IF DESIRED, PRIOR TO SIGNING THIS AGREEMENT.

3.9          Effective Date; Termination. This Agreement shall become effective as of and contingent upon the Closing. This Agreement shall terminate upon the earlier of termination of the Purchase Agreement in accordance with its terms or at the lapse of thirty (30) days after the date on which the entire Holdback Amount shall be released pursuant to the terms of this Agreement; provided, however that the obligations of the parties under this ARTICLE II shall survive any such termination and shall be enforceable hereunder; provided, further, however, that nothing in this Section  3.9 shall relieve the parties hereto of any Liability for a breach of this Agreement prior to the effective date of such termination.

3.10        Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one (1) and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Holdback Agreement to be duly executed as of the date first above written.

IL MAKIAGE COSMETICS (2013) LTD.

By:	/s/ Oran Holtzman
	Name:	Oran Holtzman
	Title:	CEO

[SIGNATURE PAGE TO KEY EMPLOYEES HOLDBACK AGREEMENT]

SHAREHOLDER

/s/ Niv Price
Name: Niv Price

Address: 4 Shvil Hazahav Street, Ra’anana, Israel

[SIGNATURE PAGE TO KEY EMPLOYEES HOLDBACK AGREEMENT]